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                                                                EXHIBIT 10.50(a)

                              EMPLOYMENT AGREEMENT

                  AGREEMENT, dated as of November 10, 2002 (the "Agreement"), between On Semiconductor Corporation (the "Company"), with offices at 5005 East McDowell Road, Phoenix, Arizona 85008, and Keith Jackson (the "Executive").

                  1.       Employment, Duties and Agreements.

                  (a) The Company hereby agrees to employ the Executive as its President and Chief Executive Officer and the Executive hereby accepts such position and agrees to serve the Company in such capacity during the employment period fixed by Section 3 hereof (the "Employment Period"). The Executive shall report to the Board of Directors of the Company (the "Board") or its designee and shall have such duties and responsibilities as the Board may reasonably determine from time to time as are consistent with Executive's position as President. In addition, during the Employment Period, the Company shall cause the Executive to be elected as a member of the Board. During the Employment Period, the Executive shall be subject to, and shall act in accordance with, all reasonable instructions and directions of the Board and all applicable policies and rules of the Company. The Executive's principal work location shall be Phoenix, Arizona, provided that the Executive shall be required to travel as required in order to perform his duties and responsibilities hereunder.

                  (b) During the Employment Period, excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote his full working time, energy and attention to the performance of his duties and responsibilities hereunder and shall faithfully and diligently endeavor to promote the business and best interests of the Company.

                  (c) During the Employment Period, the Executive may not, without the prior written consent of the Company, directly or indirectly, operate, participate in the management, operations or control of, or act as an executive, officer, consultant, agent or representative of, any type of business or service (other than as an executive of the Company), provided that it shall not be a violation of the foregoing for the Executive to manage his personal, financial and legal affairs so long as such activities do not interfere with the performance of his duties and responsibilities to the Company as provided hereunder.

                  2.       Compensation.

                  (a) As compensation for the agreements made by the Executive herein and the performance by the Executive of his obligations hereunder, during the Employment Period, the Company shall pay the Executive, pursuant to the Company's normal and customary payroll procedures, a base salary at the rate of $500,000 per annum, (the "Base Salary"). The Board shall review the Executive's Base Salary from time to time.

                  (b) In addition to the Base Salary, during the Employment Period, the Executive shall be eligible to participate in the executive bonus program established and approved by the Board (the "Program") and, pursuant to the Program, the Executive may earn an annual bonus (the "Annual Bonus") up to a maximum of 75% of Base Salary based on the achievement of annual performance objectives as set forth in the Program.

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                  (c)      The Company shall reimburse the Executive for his
reasonable relocation expenses for his relocation to the Phoenix area, including without limitation reimbursing the Executive for temporary housing expenses for the Executive for up to six (6) months following the Effective Time, in each case in accordance with the Company's existing relocation policy applicable to its senior executives. Additionally, as soon as practicable after the Effective Date (as defined in Section 3 below), the Company will pay the Executive $200,000 (the "Relocation Supplement"), provided that the Executive will be required to immediately pay back the Relocation Supplement in the event he voluntarily terminates his employment hereunder (other than for Good Reason as defined in Section 3(f) of this Agreement) or his employment is terminated by the Company for Cause prior to the second anniversary of the Effective Date, and to the extent the Executive fails to pay back any portion of the Relocation Supplement as provided herein, the Company shall have the right to offset any other payments provided hereunder or otherwise owed to the Executive in respect of such amount.

                  (d) As soon as practicable after the Effective Date (as defined in Section 3 below), the Company shall grant the Executive an option (the "Option") to purchase 1,200,000 shares of common stock of the Company at an exercise price equal to the Fair Market Value (as defined in the On Semiconductor Corporation 2000 Stock Incentive Plan (the "Option Plan)), on the date of grant (the "Grant Date") of such Option. The Option shall be subject to and governed by the Option Plan and shall be evidenced by a stock option grant agreement as provided under the Option Plan. Twenty-five (25) percent of the Option shall vest on each anniversary of the Grant Date beginning on the first anniversary of the Grant Date until 100% of the Option is fully vested and exercisable; provided that the Executive is still employed by the Company on each such date that a portion of the Option is to become exercisable. Notwithstanding the foregoing, in the event the Executive's employment with the Company is terminated by the Company without Cause (as defined in Section 3 below) or by the Executive for Good Reason (as defined in Section 3 below) within the two-year period following a Change of Control (as defined in the Option Plan) the Option shall become immediately exercisable. The Option, or portion thereof, that has not become exercisable shall automatically expire on the Date of Termination (as defined in Section 4 below). The Option, or portion thereof, that has become exercisable as of the Date of Termination shall expire on the earlier of (i) ninety (90) days after the date the Executive's Employment is terminated for any reason other than Cause, death or Disability; (ii) two years after the date the Executive's employment is terminated by reason of death or Disability or by the Company without Cause (as defined in Section 3 below);
(iii) the commencement of business on the date the Executive's employment is terminated for Cause; or (iv) the tenth anniversary of the Grant Date.

                  (e) During the Employment Period: (i) except as specifically provided herein, the Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs of the Company which are made available generally to other executive officers of the Company, and (ii) except as specifically provided herein, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all welfare benefit plans, practices, policies and programs (including the Company's disability plan) provided by the Company which are made available generally to other executive officers of the Company (for the avoidance of doubt, such plans, practices, policies or programs shall not include any plan, practice, policy or program which provides benefits in the nature of severance or continuation pay).

                  (f) The Company shall provide the Executive with a car allowance not to exceed $1,200 per month.

                  (g) The Company shall reimburse the Executive for all reasonable business expenses upon the presentation of statements of such expenses in accordance with the Company's policies and

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procedures now in force or as such policies and procedures may be modified with respect to all senior executive officers of the Company.

                  3.       Employment Period.

                  The Employment Period shall commence on January 1, 2003, or such earlier date as the parties may mutually agree (the date on which the Employment Period commences shall be referred to as the "Effective Date") and shall terminate on the third anniversary of the Effective Date, provided that on the third anniversary of the Effective Date and on each anniversary thereafter, the Employment Period shall automatically be extended for additional one-year periods unless either party provides the other party with notice of non-renewal at least sixty days before any such anniversary (the anniversary date on which the Employment Period terminates shall be referred to herein as the "Scheduled Termination Date"). Notwithstanding the foregoing, the Executive's employment hereunder may be terminated during the Employment Period prior to the Scheduled Termination Date upon the earliest to occur of the following events (at which time the Employment Period shall be terminated):

                  (a) Death. The Executive's employment hereunder shall terminate upon his death.

                  (b) Disability. The Company shall be entitled to terminate the Executive's employment hereunder for "Disability" if, as a result of the Executive's incapacity due to physical or mental illness or injury, the Executive shall have been unable to perform his duties hereunder for a period of ninety (90) consecutive days, and within thirty (30) days after Notice of Termination (as defined in Section 4 below) for Disability is given following such 90-day period, the Executive shall not have returned to the performance of his duties on a full-time basis.

                  (c) Cause. The Company may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the term "Cause" shall mean: (i) a material breach by the Executive of this Agreement; (ii) the failure by the Executive to reasonably and substantially perform his duties hereunder (other than as a result of physical or mental illness or injury);
(iii) the Executive's willful misconduct or gross negligence which is materially injurious to the Company; or (iv) the commission by the Executive of a felony or other serious crime involving moral turpitude. In the case of clauses (i) and
(ii) above, the Company shall provide notice to the Executive indicating in reasonable detail the events or circumstances that it believes constitute Cause hereunder and, if such breach or failure is reasonably susceptible to cure, provide the Executive with a reasonable period of time (not to exceed thirty days) to cure such breach or failure. If, subsequent to the Executive's termination of employment hereunder for other than Cause, it is determined in good faith by the Board that the Executive's employment could have been terminated for Cause, the Executive's employment shall, at the election of the Board, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

                  (d) Without Cause. The Company may terminate the Executive's employment hereunder during the Employment Period without Cause.

                  (e) Voluntarily. The Executive may voluntarily terminate his employment hereunder (other than for Good Reason), provided that the Executive provides the Company with notice of his intent to terminate his employment at least three months in advance of the Date of Termination (as defined in Section 4 below).

                  (f) For Good Reason. The Executive may terminate his employment hereunder for Good Reason and any such termination shall be deemed a termination by the Company without Cause.

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For purposes of this Agreement, "Good Reason" shall mean (i) a material breach of this Agreement by the Company or (ii) a material diminution of the Executive's duties and responsibilities hereunder; provided that in either case, the Executive shall notify the Company within thirty (30) days after the event or events which the Executive believes constitute Good Reason hereunder and shall describe in such notice in reasonable detail such event or events and provide the Company a reasonable time to cure such breach or diminution (not to exceed thirty (30) days).

                  4.       Termination Procedure.

                  (a) Notice of Termination. Any termination of the Executive's employment by the Company or by the Executive during the Employment Period (other than a termination on account of the death of Executive) shall be communicated by written "Notice of Termination" to the other party hereto in accordance with Section 13(a).

                  (b)      Date of Termination. "Date of Termination" shall mean
(i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated pursuant to Section 3(b), thirty (30) days after Notice of Termination, provided that the Executive shall not have returned to the performance of his duties hereunder on a full-time basis within such thirty (30) day period, (iii) if the Executive voluntarily terminates his employment, the date specified in the notice given pursuant to Section 3(e) herein which shall not be less than three months after the Notice of Termination, (iv) if the Executive terminates his employment for Good Reason pursuant to Section 3(f) herein, thirty (30) days after Notice of Termination, and (v) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or any later date (within thirty (30) days, or any alternative time period agreed upon by the parties, after the giving of such notice) set forth in such Notice of Termination.

                  5.       Termination Payments.

                  (a) Without Cause. In the event of the termination of the Executive's employment during the Employment Period by the Company without Cause (including a deemed termination without Cause as provided in Section 3(f) herein), in addition to the Executive's accrued but unused vacation and Base Salary through the Date of Termination (to the extent not theretofore paid) the Executive shall be entitled to continue to receive his Base Salary at the rate in effect as of the Date of Termination for a period of two (2) years following the Date of Termination, with such Base Salary to be paid in installments in accordance with the Company's normal payroll practices; provided that the payments and benefits provided herein are subject to and conditioned upon the Executive executing a valid general release and waiver (in the form reasonably acceptable to the Company), waiving all claims the Executive may have against the Company, its successors, assigns, affiliates, executives, officers and directors, and such waiver becoming effective, and the payments and benefits are subject to and conditioned upon the Executive's compliance with the Restrictive Covenants provided in Sections 9 and 10 hereof. Notwithstanding the foregoing, the Executive shall be required to mitigate any damages that the Executive may incur as a result of a termination of his employment by the Company without Cause (including a deemed termination without Cause as provided in Section 3(f) herein) during the Employment Period by seeking employment comparable in terms of compensation, position and location to the Executive's employment hereunder. Any amounts that the Executive earns pursuant to such employment shall offset and reduce the amount of severance required to be paid to the Executive pursuant to this Section 5(a) during the two-year period following the Date of Termination. For purposes of the paragraph, "employment" shall mean any activity for which the Executive is compensated as a result of the rendering of services, whether such services are rendered as a common law employee, a partner, sole

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proprietor, independent contractor or otherwise. The Executive shall be required to provide such evidence as the Company may reasonably require regarding the amount of such earnings. Except as provided in this Section 5(a) and Sections 2(e), 7 and 10(d), to the extent applicable, the Company shall have no additional obligations under this Agreement.

                  (b) Disability or Death. If the Executive's employment is terminated during the Employment Period as a result of the Executive's death or Disability, the Company shall pay the Executive or the Executive's estate, as the case may be, within thirty (30) days following the Date of Termination: (i) the Executive's accrued but unused vacation; (ii) his accrued but unpaid Base Salary; (iii) any Annual Bonus earned by the Executive in respect of the Company's fiscal year ending immediately prior to the Date of Termination; and
(iv) an amount equal to the product of (A) the Annual Bonus earned by the Executive in the year immediately preceding the Date of Termination and (B) a fraction, the numerator of which is the number of days in the Company's fiscal year in which the Date of Termination occurs which are prior to the Date of Termination and the denominator of which is 365. Except as provided in this
Section 5(b) and in Sections 2(e), 7 and 10(d), to the extent applicable, the Company shall have no additional obligations under this Agreement.

                  (c) Cause or Voluntarily other than for Good Reason. If the Executive's employment is terminated during the Employment Period by the Company for Cause or voluntarily by the Executive for other than Good Reason, the Company shall pay the Executive within thirty (30) days following the Date of Termination: (i) the Executive's accrued but unused vacation through the Date of Termination; and (ii) his accrued but unpaid Base Salary through the Date of Termination. Except as provided in this Section 5(c) and in Sections 2(e), 7 and 10(d), to the extent applicable, the Company shall have no additional obligations under this Agreement.

                  6.       Agreement to Purchase Stock.

                  The Executive shall, within sixty (60) days of the date hereof, excluding any days that may form part of a blackout period during which the Executive is not permitted by Company policy or applicable law to purchase equity securities of the Company, purchase at least that number of shares of common stock of the Company that results from dividing $250,000 by the Fair Market Value (as defined in the Option Plan) on the date of purchase of a share of common stock of the Company, with any fractional number of shares that results from such division being rounded up to the nearest whole number of shares of common stock. The Executive shall, in the Company's sole discretion, purchase such shares of common stock of the Company on the open market or directly from the Company.

                  7. Employment Termination in Connection with a Change of Control.

                  In the event the Company terminates the Executive's employment without Cause within two-year period following a Change of Control (as defined in the Option Plan), then, in addition to all other benefits provided to the Executive under the provisions of this Agreement, the Company shall provide the Executive with continuation of medical benefits for the greater of (A) two years after the Date of Termination or (B) the remainder of the Employment Period (assuming no automatic extensions of the Employment Period). These benefits shall be provided to the Executive at the same cost, and at the same coverage level, as in effect as of the Executive's Date of Termination. However, in the event the cost and/or level of coverage shall change for all employees of the Company, the cost and/or coverage level, likewise, shall change for the Executive in a corresponding manner.

                  8.       Legal Fees; Directors and Officers' Liability
                           Insurance.

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                  (a)      In the event of any contest or dispute between the
Company and the Executive with respect to this Agreement or the Executive's employment hereunder, each of the parties shall be responsible for their respective legal fees and expenses.

                  (b) During the Employment Period, the Executive shall be entitled to the same directors and officers' liability insurance coverage that the Company provides generally to its other directors and officers, as may be amended from time to time for such directors and officers.

                  9.       Non-Solicitation.

                  During the Employment Period and for two (2) years thereafter, the Executive hereby agrees not to, directly or indirectly, solicit or assist any other person or entity in soliciting any employee of the Company or any of their subsidiaries to perform services for any entity (other than the Company or their subsidiaries), or attempt to induce any such employee to leave the employ of the Company or their subsidiaries.

                  10. Confidentiality; Non-Compete; Non-Disclosure; Non-Disparagement.

                  (a) The Executive hereby agrees that, during the Employment Period and thereafter, he will hold in strict confidence any proprietary or Confidential Information related to the Company and its affiliates. For purposes of this Agreement, the term "Confidential Information" shall mean all information of the Company or any of its affiliates (in whatever form) which is not generally known to the public, including without limitation any inventions, processes, methods of distribution, customer lists or customers' or trade secrets.

                  (b) The Executive and the Company agree that the Company would likely suffer significant harm from the Executive's competing with the Company during the Employment Period and for some period of time thereafter. Accordingly, the Executive agrees that he will not, during the Employment Period and for a period of two (2) years following the termination of his employment with the Company, directly or indirectly, become employed by, engage in business with, serve as an agent or consultant to, become a partner, member, principal, stockholder or other owner (other than a holder of less than 1% of the outstanding voting shares of any publicly held company) of, or otherwise perform services for (whether or not for compensation) any Person. For purposes of this
Section 10(b), the term "Person" shall mean any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof that is engaged in, or otherwise competes or has a reasonable potential for competing with the Business (as defined herein), anywhere in which the Company or its affiliates engage in or intend to engage in the Business or where the Company or its affiliates' customers are located. For purposes of this Agreement, the "Business" shall mean the design, marketing and sale of power semiconductors or other products offered by the Company or its affiliates for use in electronic products, appliances and automobiles, and such other businesses as the Company may engage in from time to time.

                  (c) The Executive hereby agrees that, upon the termination of the Employment Period, he shall not take, without the prior written consent of the Company, any drawing, blueprint, specification or other document (in whatever form) of the Company or its affiliates, which is of a confidential nature relating to the Company or its affiliates, or, without limitation, relating to its or their methods of distribution, or any description of any formulas or secret processes and will return any such information (in whatever form) then in his possession.

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                  (d)      In the Event the Executive's employment hereunder is
terminated pursuant to Section 3(d), 3(e) or 3(f) hereof, the Executive and the Company shall mutually agree on the time, method and content of any public announcement regarding the Executive's termination of employment hereunder and neither the Executive nor the Company shall make any public statements which are inconsistent with the information mutually agreed upon by the Company and the Executive and the parties hereto shall cooperate with each other in refuting any public statements made by other persons, which are inconsistent with the information mutually agreed upon between the Executive and Company as described above.

                  (e) The Executive hereby agrees not to defame or disparage the Company, its affiliates and their officers, directors, members or executives, and the Company hereby agrees that it shall not disparage or defame the Executive through any official statement of the Company, provided that, in the event the Executive's employment is terminated for Cause, the Company shall be permitted, in its discretion, to disclose the facts and circumstances surrounding such termination. The Executive hereby agrees to cooperate with the Company in refuting any defamatory or disparaging remarks by any third party made in respect of the Company or its affiliates or their directors, members, officers or executives.

                  11.      Injunctive Relief.

                  It is impossible to measure in money the damages that will accrue to the Company in the event that the Executive breaches any of the restrictive covenants provided in Sections 9 and 10 hereof. In the event that the Executive breaches any such restrictive covenant, the Company shall be entitled to an injunction restraining the Executive from violating such restrictive covenant (without posting any bond). If the Company shall institute any action or proceeding to enforce any such restrictive covenant, the Executive hereby waives the claim or defense that the Company has an adequate remedy at law and agrees not to assert in any such action or proceeding the claim or defense that the Company has an adequate remedy at law. The foregoing shall not prejudice the Company's right to require the Executive to account for and pay over to the Company, and the Executive hereby agrees to account for and pay over, the compensation, profits, monies, accruals or other benefits derived or received by the Executive as a result of any transaction constituting a breach of any of the restrictive covenants provided in Sections 9 and 10 hereof.

                  12.      Representations.

                  (a) The parties hereto hereby represent that they each have the authority to enter into this Agreement (provided that the Company's obligations hereunder remain subject to final approval by the Board), and the Executive hereby represents to the Company that the execution of, and performance of duties under, this Agreement shall not constitute a breach of or otherwise violate any other agreement to which the Executive is a party.

                  (b) The Executive hereby represents to the Company that he will not utilize or disclose any confidential information obtained by the Executive in connection with his former employment with respect to his duties and responsibilities hereunder.

                  13.      Miscellaneous.

                  (a) Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and shall be deemed to be given when delivered personally or four days after it is mailed by registered or certified mail, postage prepaid, return receipt requested or one day

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after it is sent by a reputable overnight courier service and, in each case, addressed as follows (or if it is sent through any other method agreed upon by the parties):

                  If to the Company:

                  On Semiconductor Corporation
                  5005 East McDowell Road
                  Phoenix, Arizona 85008
                  Attention: Board of Directors and Secretary

                  with a copy to:

                  Robert J. Raymond
                  Cleary, Gottlieb, Steen & Hamilton
                  One Liberty Plaza
                  New York, NY 10006

                  If to the Executive:

                  Keith Jackson
                  On Semiconductor Corporation
                  5005 East McDowell Road
                  Phoenix, Arizona 85008

or to such other address as any party hereto may designate by notice to the others.

                  (b) This Agreement shall constitute the entire agreement among the parties hereto with respect to the Executive's employment hereunder, and supersedes and is in full substitution for any and all prior understandings or agreements with respect to the Executive's employment, including without limitation the offer letter provided on the same date hereof (it being understood that any stock options granted to the Executive shall be governed by the relevant option plan and related stock option grant agreement and any other related documents).

                  (c) This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of any party hereto at any time to require the performance by any other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by any party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.

                  (d) The parties hereto acknowledge and agree that each party has reviewed and negotiated the terms and provisions of this Agreement and has had the opportunity to contribute to its revision. Accordingly, the rule of construction to the effect that ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. Rather, the terms of this Agreement shall be construed fairly as to both parties hereto and not in favor or against either party.

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                  (e) (i)  This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, assigns, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by the Executive.

                  (ii) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in the Agreement, "the Company" shall mean both the Company as defined above and any such successor that assumes this Agreement, by operation of law or otherwise.

                  (f) Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this Section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. No waiver of any provision or violation of this Agreement by Company shall be implied by Company's forbearance or failure to take action.

                  (g) The Company may withhold from any amounts payable to the Executive hereunder all federal, state, city or other taxes that the Company may reasonably determine are required to be withheld pursuant to any applicable law or regulation, (it being understood, that the Executive shall be responsible for payment of all taxes in respect of the payments and benefits provided herein).

                  (h) This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona without reference to its principles of conflicts of law. The parties hereto hereby agree that any dispute, claim or cause of action related to this Agreement or the Executive's employment hereunder shall be commenced in Maricopa County, Arizona, and the parties hereby submit to the exclusive jurisdiction of such courts and waive any claim of forum non conveniens.

                  (i) This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. A facsimile of a signature shall be deemed to be and have the effect of an original signature.

                  (j) The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            ON SEMICONDUCTOR CORPORATION

                                            /S/ J. DANIEL MCCRANIE
                                            ----------------------
                                            Name:  J. Daniel McCranie
                                            Title: Chairman of the Board

                                            /S/ KEITH JACKSON
                                            -----------------
                                            Keith Jackson

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